UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 31, 2025

SJW Group
(Exact name of registrant as specified in its charter)

Delaware	001-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West Taylor Street,	San Jose,	CA	95110
(Address of principal executive offices)			(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SJW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, the Board of Directors of SJW Group (the "Company") appointed Ann P. Kelly, the Company's current Chief Accounting Officer and Principal Accounting Officer, to the position of Chief Financial Officer and Treasurer of the Company, effective July 1, 2025, to succeed Andrew F. Walters who was appointed to the position of Chief Executive Officer of the Company, also effective July 1, 2025. Ms. Kelly will remain as the Company’s Principal Accounting Officer until her replacement is appointed. In connection with Ms. Kelly's appointment, the Executive Compensation Committee approved the following components of her compensation, effective July 1, 2025: an annual base salary of $480,000, a target annual incentive cash compensation opportunity of 55% of base salary, and a target annual long-term incentive opportunity of $350,000, subject to the terms of the Company's 2023 Long-Term Incentive Plan. The Company will reimburse Ms. Kelly up to $75,000 in connection with her relocation to or near one of the Company's service territories.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW GROUP

Date: April 1, 2025	/s/ Eric W. Thornburg
Eric W. Thornburg, Chairman, President and Chief Executive Officer